                                               EXHIBIT 3(i), Page 1 of 9


                      NORFOLK SOUTHERN CORPORATION

                         ARTICLES OF RESTATEMENT



          The following restatement of the Corporation's Articles of Incorporation, which contains as an amendment not requiring shareholder approval a new Article 111, was adopted by the Corporation's Board of Directors at a meeting held on July 22, 1997.



                   RESTATED ARTICLES OF INCORPORATION

                                   OF

                      NORFOLK SOUTHERN CORPORATION



                                ARTICLE I

          The name of the Corporation is NORFOLK SOUTHERN CORPORATION.


                               ARTICLE II

          The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.


                               ARTICLE III

          The Corporation shall have authority to issue one billion, three hundred fifty million (1,350,000,000) shares of Common Stock, par value $1 per share, and twenty-five million (25,000,000) shares of Serial Preferred Stock, without par value.

          A.   SERIAL PREFERRED STOCK

          1. ISSUANCE IN SERIES. The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-
(h), both inclusive, of this Section 1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

          The shares of the Serial Preferred Stock of different series may vary as to:

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                                               EXHIBIT 3(i), Page 2 of 9



               (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes:

               (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

               (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

               (d) the price at and the terms and conditions on which shares may be redeemed;

               (e) the amount payable upon shares in event of involuntary liquidation;

               (f) the amount payable upon shares in event of voluntary liquidation;

               (g) any sinking fund provisions for the redemption or purchase of shares; and

               (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

          The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth above in this
Section 1, shall have been fixed and determined by the Board of Directors prior to the issuance thereof.

          2. DIVIDENDS. The holders of the Serial Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividends shall be payable on such dates as shall be fixed for such series. Dividends, if cumulative and in arrears, shall not bear interest.

          No dividends shall be declared or paid upon or set apart for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect of dividends or assets (hereinafter called Junior Stock), and no shares of Serial Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefor, unless and until (i) full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred Stock


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                                               EXHIBIT 3(i), Page 3 of 9



are entitled to dividends with respect to any past dividend period, and the current dividend period, and (ii) all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, to the extent that holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

          3. PREFERENCE ON LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Serial Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this Section 3, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preferred Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for payment thereon; provided, however, that, if the dividends on such shares shall not be fully cumulative, such expression shall mean the dividends, if any, cumulative in respect of such shares for the period stated in the articles of serial designation creating such shares less all dividends paid in or with respect to such period.

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                                               EXHIBIT 3(i), Page 4 of 9



          B.   COMMON STOCK

          1. Subject to the provisions of law and the rights of holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

          2. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full of all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

          3. The holders of Common Stock shall be entitled to one vote per share on all matters.


                               ARTICLE IV

          No holder of capital stock of the Corporation of any class shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into such shares.


                                ARTICLE V

          The number of directors, unless otherwise fixed by the bylaws, shall be sixteen. The directors shall be divided into three classes, one of which shall be composed of six directors and two of which shall be composed of five directors. At each annual meeting of stockholders, the number of directors to be elected shall be equal to the number of directors whose terms of office then expire, except that, if the total number of directors shall have been increased or decreased, the number of directors then to be elected shall be as nearly as possible one third of the total number of directors, and each director shall hold office until the third succeeding annual meeting after his election; provided, however, that at no election shall a greater number of directors be elected than the number of vacancies then existing, and provided further that, upon any increase in the total number of directors, the additional vacancies shall be so assigned by the Board of Directors to classes that the number of directors of each class shall be as nearly equal as possible and the vacancies shall be filled for terms corresponding to the classes to which the vacancies are so assigned. Each director shall hold office until his successor shall have been elected, and the terms of office of directors elected by the Board of Directors to succeed former directors shall expire at the next stockholders' meeting at which directors are elected.

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                                               EXHIBIT 3(i), Page 5 of 9



                               ARTICLE VI

          1.   in this Article:

          "expenses" includes, without limitation, counsel fees.

          "liability" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          "party" includes, without limitation, an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          "proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

          2. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article.

          3. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding brought by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or while serving as such director or officer, is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding. A person shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. To the same extent, the Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and/or to advance or reimburse his expenses in respect of any proceedings arising from any act of omission, whether occurring before or after the execution of such contract.

          4. The provisions of this Article shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this Article shall impair or otherwise diminish the rights provided under this Article (including those created by


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                                               EXHIBIT 3(i), Page 6 of 9



contract) with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

          5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the director or officer did not meet any standard of conduct that is a prerequisite to the limitation or elimination of liability provided in Section 2 or to his entitlement to indemnification under Section 3 of this Article.

          6. Any indemnification under Section 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the proposed indemnitee has met any standard of conduct that is a prerequisite to his entitlement to indemnification under Section 3 of this Article.

          The determination shall be made:

               (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (b)  If a quorum cannot be obtained under subsection
(a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  By special legal counsel:

                    (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

                    (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) or this section and a committee cannot be designated under subsection (b) of this section, selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

               (d) By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the

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                                               EXHIBIT 3(i), Page 7 of 9



determination is made by special legal counsel, such authorizations and evaluations shall be made by those entitled under subsection (c) of this section to select counsel.

          Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification, an advance or reimbursement is claimed, any determination as to such indemnification, advance or reimbursement shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee, If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

          7. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer (and may do so for a person referred to in Section 8 of this Article) who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 3 if the director, officer or person furnishes the Corporation:

                    (i) a written statement, executed personally, of his good faith belief that he has met any standard of conduct that is a prerequisite to his entitlement to indemnification under Section 3 of this Article; and

                    (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

               (b) The undertaking required by paragraph (ii) of subsection (a) of this section shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

               (c) Authorizations of payments under this section shall be made by the persons specified in Section 6.

          8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section 3 of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Section 3. The provisions of Sections 4 through 6 of this Article shall be applicable to any indemnification provided hereafter pursuant to this section.

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                                               EXHIBIT 3(i), Page 8 of 9



          9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

          10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other, arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreements, bylaws or other arrangements shall not be affected by any such determination.

          11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.


                               ARTICLE VII

          The shareholder vote required, of each voting group entitled to vote thereon, to approve an amendment to the Corporation's Articles of Incorporation is a majority of all votes entitled to be cast by that voting group, unless the Board of Directors conditions approval of such an amendment upon a greater vote.

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                                               EXHIBIT 3(i), Page 9 of 9



Dated:    September 5, 1997

                                   NORFOLK SOUTHERN CORPORATION


                                   By:     /s/ David R. Goode
                                           -------------------------------
                                   David R. Goode
                                     Chairman of the Board, President
                                     and Chief Executive Officer


          [SEAL]                   Attest:   /s/ Sandra T. Pierce
                                           -------------------------------
                                   Sandra T. Pierce
                                     Assistant Corporate Secretary